Exhibit 10.4

Approved by Audit Committee and BoD on February 23rd, 2021

AMENDMENT AGREEMENT TO THE SERVICE AGREEMENT DATED JANUARY 26TH, 2021

Madrid, February 23, 2021
THE PARTIES

I.On the one part, ZARDOYA OTIS, S.A., a company with registered office at calle Golfo de Salónica 73, 28033 Madrid, and tax identification number (NIF) A-28011153. It is registered with the Commercial Registry of Madrid, at tomo 251, Folio 70, Hoja 6896. This party is represented by Ms. Lorea García Jauregui, holding Spanish identity card number ***, who is authorised to enter into this contract. This party shall be hereinafter referred to as the “Company”.

II.On the other part, Mr. BERNARDO CALLEJA FERNÁNDEZ, of legal age, of Spanish nationality, with professional address at calle Golfo de Salónica 73, 28033 Madrid and with Spanish ID Card number ***. This party shall be hereinafter referred to as “Mr. Calleja”.

The Company and Mr. Calleja will be jointly referred to as the “Parties” and each of them individually and indistinctly as a “Party”.
WHEREAS

I.On January 26th, 2021, the Parties entered into a service contract (the “Contract”), pursuant to articles 249.3 and 529 octodecies of the Spanish Corporations Law, to set out the terms and conditions under which Mr. Calleja shall provide services to the Company as Chairman of the Board of Directors and replace any previous agreements between the Parties under the terms set out in clause 17 thereof, including the agreement entered between the Parties on 3 June 2015, but excluding the Termination Agreement

II.The Parties have agreed to amend the Contract to include in it a new clause 8.10 (Long Term Incentives).

III.This amendment agreement and all its terms and conditions, including the new remuneration item payable, as the case may be, to Mr. Calleja, have been approved by the Board of Directors of the Company on February 23, 2021, pursuant to the proposal made by its Nominating and Compensation Commission.

IV.In view of the foregoing, the Company and Mr. Calleja have agreed to enter into this amendment agreement (the “Amendment Agreement”), in accordance with following

CLAUSES

1.    DEFINITIONS

Capitalized terms not expressly defined herein shall have the meaning ascribed to them in the Contract.

2.    AMENDMENT TO THE CONTRACT

The parties hereby agree to amend (novación modificativa no extintiva) the Contract in order to include in it a new Clause 8.10 (Long-term incentives) with the following content:

“8.10 LONG-TERM INCENTIVES

Mr. Calleja will be eligible for long-term incentives in accordance with OWC’s Long-Term Incentive Plan - “LTIP”.”

AMENDMENT AGREEMENT TO THE SERVICE AGREEMENT DATED JANUARY 26TH, 2021

3.    RATIFICATION OF THE CONTRACT

The Parties expressly ratify the content of the Contract which has not been expressly amended pursuant to this Amendment Agreement. Accordingly, the execution of this Amendment Agreement does not entail, under any circumstance, an amendment, variation, novation, substitution or transformation of the Contract except as expressly amended herein.

4.     GOVERNING LAW

In the absence of any express provision herein, this Contract will be governed by the Articles of Association of the Company, the Regulations of the Shareholders’ Meeting and the Board of Directors, the Company’s Internal Code of Conduct, and any regulations that may be approved from time to time by the Board of Directors or any competent body of the Company or the OTIS Group, as well as by the Spanish corporate law and any other civil, commercial or administrative applicable common Spanish laws and regulations.

5.    JURISDICTION

For the resolution of any and all disputes which may arise out of the interpretation, validity, enforceability, performance or termination of this Contract, the Parties hereby expressly submit to the Courts of the city of Madrid (villa de Madrid) waiving any other venue that it may correspond.

As witness, the parties initial each page and sign at the end of the two counterparts, in the place and on the date first indicated above.

ZARDOYA OTIS, S.A. P.p. /s/ Lorea Garcia Jauregui	/s/ Bernardo Calleja Fernández
Ms. Lorea García Jauregui	Mr. Bernardo Calleja Fernández